Exhibit 99.6

CONFIDENTIAL

From:

To:          Coca-Cola HBC AG (the “Offeror”)

, 2012

Dear Sirs

Possible Exchange Offer

The undersigned understands that the Offeror is considering a possible share exchange offer for any and all outstanding ordinary shares (the “Shares”) of the Coca-Cola Hellenic Bottling Company S.A. (the “Company”), including American depositary shares (“ADSs”) representing Shares.  The Offer, if made, would comprise the exchange of each Share (or ADS representing one Share) for consideration of one ordinary share of the Offeror, par value CHF 0.10 per share (each, a “Consideration Share”) (or ADS representing one Consideration Share).

The contemplated terms and conditions of such offer are set out in the draft offer announcement, attached hereto as Annex A, as amended or supplemented from time to time (the “Offer Announcement”).  Copies of the most recent available documents containing the offer may be provided to the undersigned upon written request to the Offeror.  The share exchange offer, including any variation, extension, revision, waiver or removal of any condition or other term or any other modification of the terms thereof, is referred to hereinafter as the “Offer”.

In consideration of the above, the undersigned hereby agrees, undertakes and warrants in accordance with and subject to the following terms of this deed (this “Deed”) as follows:

1.                                      WARRANTIES AND UNDERTAKINGS

1.1                               The undersigned warrants and undertakes to the Offeror that:

1.1.1                     the undersigned is the registered owner or the beneficial owner (or is otherwise able to control the exercise) of all rights and power attaching to                              Shares (the “Existing Shares”), which include                                ADSs representing Shares, and of no other Shares;

1.1.2                     the Existing Shares include all the Shares registered in the undersigned’s name in the Company’s register, and all the Existing Shares are registered in the undersigned’s name except as set forth in Annex B hereto;

1.1.3                     the undersigned has no right to acquire, directly or indirectly, any Shares or any rights or interest in any Shares, directly or indirectly (including, without limitation, by way of exercise, exchange or conversion of any option or security exercisable or exchangeable for or convertible into Shares, any swap, hedge or other derivative or other agreement, arrangement or understanding that transfers, in whole or in part, any of the economic consequences of ownership or voting rights of the Shares, howsoever settled), other than Existing Shares;

1.1.4                     during the 12 months prior to the date of this Deed the undersigned has not (alone or as a member of a group or in concert with any other person) directly or indirectly, acquired for value any Shares or any rights or interests in any Shares

(including, without limitation, by way of exercise, exchange or conversion of any option or security exercisable or exchangeable for or convertible into Shares, any swap, hedge or other derivative or other agreement, arrangement or understanding that transfers, in whole or in part, any of the economic consequences of ownership or voting rights of the Shares, howsoever settled), including, without limitation, from or through any Affiliate or Related Person or any person (including, without limitation, any trust, fund, corporation, company or partnership) holding Existing Shares for the undersigned or any of the undersigned’s Affiliates or Related Persons as beneficial owner;

1.1.5                     the Existing Shares and any other Shares in the Company (or ADSs representing Shares) of which the undersigned may, after the date hereof, become the registered or beneficial owner (the “New Shares” and together with the Existing Shares, the “Subject Shares”) are and, at the time at which they are transferred under the Offer and at the time at which they are delivered to the Offeror, will be held free from all charges, liens, encumbrances and third party interests whatsoever (including, without limitation, proxies, powers of attorney, voting trusts or agreements or rights of first offer or refusal) and, will be transferred pursuant to the Offer with all rights attaching to them, free from all charges, liens, encumbrances and third party interests whatsoever (including, without limitation, proxies, powers of attorney, voting trusts or agreements or rights of first offer or refusal); and the undersigned is subject to no obligation to sell, transfer, dispose of, or create any charge, lien, encumbrance and third party interest whatsoever (including, without limitation, proxies, powers of attorney, voting trusts or agreements or rights of first offer or refusal) on any Subject Shares;

1.1.6                     if the undersigned is an individual, the undersigned has full capacity, power and authority to execute, deliver and perform the undersigned’s obligations under this Deed in respect of all Subject Shares;

1.1.7                     if the undersigned is a corporation, partnership, limited liability company, trust or other entity, the undersigned is duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization, and has full corporate, limited liability company, partnership or trust power and authority to execute and deliver this Deed and to perform its obligations hereunder, and the execution and delivery by the undersigned of this Deed and the consummation by the undersigned of the transactions contemplated hereby have been duly authorized by all necessary action;

1.1.8                     this Deed has been duly executed and delivered as a deed by the undersigned and constitutes a valid and legally binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms;

1.1.9                     the execution, delivery and performance of this Deed and consummation by the undersigned of the transactions contemplated hereby: (i) will not violate (if the undersigned is not an individual) the certificate of incorporation or bylaws or other similar organizational documents of the undersigned, (ii) will not violate any Law applicable to the undersigned, and (iii) will not violate or result in a default under any material agreement, judgment, injunction, order, decree or other instrument binding upon the undersigned;

1.1.10               the undersigned is a sophisticated investor, has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Offer, has received information reasonably requested, and has, independently and without reliance upon the Offeror and based on such information as the undersigned has deemed appropriate, made its own analysis and decision to enter into this Deed; the undersigned acknowledges that neither the Offeror nor the Offeror’s Financial Adviser has made or makes any representation or warranty to the undersigned, whether express or implied, of any kind or character; and

1.1.11               (A) the undersigned is not in the United States within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or (B) the undersigned (i) is an accredited investor within the meaning of Regulation D under the Securities Act, (ii) undertakes to acquire Consideration Shares pursuant to this Deed for its account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder and (iii) understands and agrees that the Consideration Shares have not been registered and may not be offered, sold or otherwise transferred (x) within the United States, except pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act (in each case in accordance with any applicable securities laws of any State of the United States) or (y) outside the United States otherwise than in compliance with Rule 903 or Rule 904 of Regulation S.

1.2                               The warranties in this Deed shall not be extinguished or affected by the completion of the Offer.

1.3                               The undersigned agrees to the warranties and undertakings attached hereto as Annex D and agrees that such warranties and undertakings shall form a part of and be subject to all terms of this Deed.

2.                                      IRREVOCABLE UNDERTAKINGS

2.1                               Undertaking

Subject to paragraph 3.2 below, and if the condition in paragraph 2.3 has been satisfied, the undersigned hereby irrevocably undertakes and agrees to:

2.1.1                     tender, or procure the tender of, all of the Subject Shares in exchange only for Consideration Shares in accordance with the terms of the Offer;

2.1.2                     effect or cause such tender to be effected by not later than 12:00 p.m., Athens time, on the fifth business day from the dissemination to shareholders of the Company of the means to tender and the opening of the Offer for acceptances (or, in relation to New Shares, as soon as reasonably practicable after the undersigned becomes the registered owner or beneficial owner thereof);

2.1.3                     by such day and time, deliver, or procure the delivery of, duly executed and completed form(s) of acceptances of the Offer in relation to all of the Subject Shares and any other required documents or instructions as provided in the terms of the Offer;

2.1.4                     provide to the Offeror written evidence of the undersigned’s valid acceptance of the Offer and a copy of the acceptance form in relation to the acceptance of the Offer; and

2.1.5                     not withdraw or cause or allow to be withdrawn any such acceptance(s), notwithstanding the provisions of any applicable Law or any terms of the Offer regarding withdrawal or similar rights of offerees.

2.2                               Dealings with or in Shares

Subject to paragraph 3.2 below, the undersigned agrees that it shall not:

2.2.1                     except pursuant to this Deed, sell, transfer, dispose of, charge, pledge or otherwise encumber (including, without limitation, by granting any proxies, powers of attorney, voting trusts or agreements or rights of first offer or refusal) or grant any option or other right over or otherwise deal in any of the Subject Shares or any interest in them (whether conditionally or unconditionally);

2.2.2                     acquire, alone or as a member of a group or in concert with any other person, directly or indirectly, (a) any Shares or any rights or interests in any Shares (including, without limitation, by way of exercise, exchange or conversion of any option or security exercisable or exchangeable for or convertible into Shares, any swap, hedge or other derivative or other agreement, arrangement or understanding that transfers, in whole or in part, any of the economic consequences of ownership or voting rights of the Shares, howsoever settled), including, without limitation, from any Affiliate or Related Person or among any persons (including, without limitation, any trust, fund corporation, company or partnership) holding of Subject Shares for the undersigned or any of the undersigned’s Affiliates or Related Persons as beneficial owner any right or interest in any other securities of the Company; and

2.2.3                     enter into any agreement or arrangement with any person, whether conditionally or unconditionally, to do any of the acts prohibited by the terms of paragraphs 2.2.1 and 2.2.2 above.

2.3                               Condition

It shall be a condition to the undersigned’s obligations under paragraphs 2.1 and Annex D that the Offeror has issued the Offer Announcement in final form.

3.                                      CONDITIONS AND TERMINATION

3.1                               Making and Terms of the Offer

The undersigned acknowledges and agrees that no firm decision to make the Offer or to engage in any similar transaction has been taken by the Offeror as of the date of this Deed, that the Offeror has no obligation to make the Offer or engage in any similar transaction, and that in the event that the Offeror makes the Offer, it may, at any time and in its absolute discretion, vary, extend, revise, waive or remove any condition or other term or otherwise modify in any respect whatsoever any of the terms of the Offer or terminate the Offer or allow it to lapse.

3.2                               Lapse

The undersigned’s obligations under paragraphs 2.1 and 2.2 and Annex D in respect of all Subject Shares shall automatically lapse if:

3.2.1                     the Offer Announcement in final form has not been issued by 12 p.m., Athens time, on October 30, 2012;

3.2.2                     the Offer is withdrawn;

3.2.3                     the acceptance by the Offeror of the Shares tendered in the Offer and settlement of the Offer have not occurred by 12 p.m., Athens time, on March 31, 2013; and

3.2.4                     the exchange ratio of Consideration Shares (or ADSs representing Consideration Shares) to Shares (or ADSs representing Shares) is modified adversely to the holders of Shares (or ADSs representing Shares) without the undersigned’s prior written consent;

provided that the lapsing of the undersigned’s obligations under paragraphs 2.1 and 2.2 and Annex D shall not affect any rights or liabilities under this Deed in respect of prior breaches of them.

4.                                      PUBLICITY

The undersigned:

4.1                               consents to and authorizes the publication and disclosure by the Offeror of the undersigned’s identity and holding of Shares or ADSs representing Shares, or other rights or interests in Shares or ADSs representing Shares, alone or as a member of a group or in concert with any other person, directly or indirectly (including, without limitation, through its Affiliates or Related Persons), the nature of the undersigned’s commitments, arrangements and understandings under this Deed (including, for the avoidance of doubt, the disclosure of this Deed) and any other information, in each case, that the Offeror reasonably determines is required to be disclosed by any applicable Law in any press release or other disclosure or other documents relating to the Offer (including all schedules and documents filed with the SEC, the United Kingdom Listing Authority or the HCMC or any other regulatory agency or body);

4.2                               agrees as promptly as practicable to give to the Offeror any information that the Offeror may reasonably require for the preparation of any such documents; and

4.3                               agrees to as promptly as practicable notify the Offeror of any required corrections with respect to any information supplied by the undersigned specifically for use in any such document, if and to the extent that any such information shall have become false or misleading in any material respect.

5.                                      ENFORCEMENT

5.1                               Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law. The undersigned agrees that any legal suit, action or proceeding against it arising out of or based on this Deed or the transactions contemplated hereby may be instituted in the courts of England and Wales and any legal suit, action or proceeding against the Offeror arising out of or based on this Deed or the transactions contemplated hereby may be instituted in the courts of England and Wales but in no courts of any other jurisdiction.

5.2                               Specific Performance

Without prejudice to any other rights or remedies which the Offeror may have, the undersigned acknowledges and agrees that damages may not be an adequate remedy for any breach by the undersigned of any of its obligations and that the Offeror shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of any such obligation and no proof of special damages shall be necessary for the enforcement by the Offeror of any of its rights under this Deed.

5.3                               Power of Attorney

In order to secure the performance of the undertakings contained in paragraph 2.1 above, the undersigned appoints each of the Offeror’s directors, with power to subdelegate, severally to be the undersigned’s attorney in its name or otherwise and on the undersigned’s behalf to accept the Offer for Consideration Shares, to sign a form or forms of acceptance, and generally to comply with the terms of the formal document containing the Offer and fulfil the undersigned’s obligations in relation to the Offer. The undersigned agrees that this power of attorney is given by way of security and is irrevocable in accordance with Section 4 of the Powers of Attorney Act 1971, unless this undertaking lapses in accordance with paragraph 3.2.

5.4                               Escrow Arrangements

5.4.1                     For the purpose of facilitating the performance of its obligations under paragraph 2.1 of this undertaking, the undersigned agrees to the implementation of the Blocking by the Offeror for a period of time equal to the Initial Blocking Period, and if the OTC Trade has not been executed by the last day of the Initial Blocking Period, the Subsequent Blocking Period, until the day on which the OTC Trade is executed, or until this undertaking lapses in accordance with paragraph 3.2.

5.4.2                     The undersigned therefore hereby irrevocably agrees and undertakes to:

(a)                               sign and deliver to the Seller Operator on behalf of the Offeror:

(i)                                  the Blocking Declaration in respect of the Initial Blocking Period promptly following the issue of the Offer Announcement; and

(ii)                               each subsequent Blocking Declaration required to renew the Blocking over any Subsequent Blocking Period two business days prior to the expiry of the Initial Blocking Period or any Subsequent Blocking Period, as applicable; and

(b)                                 instruct the Seller Operator:

(i)                                  to file in a timely manner with HELEX each Blocking Declaration referred to in (a) above, for the purpose of validly creating and renewing the Blocking on the Initial Blocking Period and any Subsequent Blocking Period, as applicable;

(ii)                               not to deal with the Subject Shares on the instructions of the undersigned or otherwise, unless with the written consent of the Offeror; and

(iii)                            to inform the Offeror of any communication it receives from HELEX in relation to the Blocking and/or the Shares within one business day of receipt by the Seller Operator of such communication.

5.4.3                        The Offeror agrees and undertakes to consent to the release of the Blocking only for the purpose of enabling the undersigned to tender the Subject Shares in the Offer, in accordance with paragraph 2.1, or if this undertaking lapses in accordance with paragraph 3.2.

6.                                      INTERPRETATION

6.1                               Additional Terms

The Offer shall be subject to such additional terms and conditions as may be required to comply with applicable Law.

6.2                               Time

Time shall be of the essence of the obligations set out in this Deed.

6.3                               Meaning

In this Deed:

6.3.1                        references to “Affiliates”, as used with respect to any person, mean any individual, corporation, partnership, association, limited liability company, Governmental Authority, trust or any other entity or organization directly or indirectly controlling, controlled by or under common control with such person;

6.3.2                        references to “beneficial ownership” (including the correlative meanings of the terms “beneficially owned” and “beneficial owner”) of any security by any person means “beneficial ownership” of such security as determined pursuant to Rule 13d-3 under the U.S. Securities Exchange Act, including all securities as to which such person has the right to acquire, without regard to the 60-day period set forth in such rule;

6.3.3                     references to “Blocking” means the transfer of the Subject Shares to the Seller Special Account for the purposes of the OTC Trade, in accordance with article 48 of Greek Law 2396/1996 and article 45 of the DSS regulation;

6.3.4                     references to “Blocking Declaration” means the declaration to be signed by the undersigned and filed with HELEX by the Offeror through the Seller Operator for the purposes of the Blocking, in accordance with article 45, par. 1 of the DSS Regulation, in the form of HELEX’s template appended as Annex C to this Agreement;

6.3.5                     references to “business day” means (unless specified otherwise) a day on which banks in Athens are open for business;

6.3.6                     references to “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) mean, as used with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person, whether through the ownership of voting securities, by contract or otherwise;

6.3.7                     references to “DSS” means the Greek Dematerialised Securities System operated by HELEX;

6.3.8                     references to “DSS Regulation” means the operating regulation of the DSS;

6.3.9                     references to “Governmental Authority” mean any international, supranational, national, state or local government or court, administrative or regulatory body, governmental department, commission, board, bureau, agency or instrumentality, or other governmental or quasi-governmental entity;

6.3.10               references to “HELEX” means the Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry;

6.3.11               references to “Initial Blocking Period” means a period of time starting on the execution of this undertaking and ending 30 days later;

6.3.12               references to “Law” mean any law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by a Governmental Authority;

6.3.13               references to the “Offeror’s Financial Adviser” are to Credit Suisse Securities (Europe) Limited;

6.3.14               references to “OTC Trade” means the transfer of the Subject Shares from the undersigned to the Offeror through an over-the-counter transaction, in accordance with article 46, paragraph 1 of the DSS Regulation as part of the settlement of the Offer;

6.3.15               references to “Related Persons”, as used with respect to any person, mean such person’s (a) spouse, (b) any of its infant children, (c) any trusts of which it, or its spouse, or any of its infant children are, an actual or potential beneficiary or a trustee and (d) companies or entities over which it and/or its spouse and/or any of its infant children control or have the right to direct the exercise of 20 percent or more of voting rights;

6.3.16               references to “Seller Operator” means the bank, investment firm or other type of custodian acting as operator of the Seller Securities Account;

6.3.17               references to “Seller Securities Account” means the securities account that the undersigned holds with the DSS and operated by the Seller Operator, in accordance with article 12 of the DSS Regulation, with which the Subject Shares are registered;

6.3.18               references to “Seller Special Account” means the account that the undersigned holds with the DSS, in accordance with article 15 of the DSS Regulation, to which the Subject Shares will be transferred pursuant to the Blocking; and

6.3.19               references to “Subsequent Blocking Period”  means a period of time (i) starting on the day immediately after the end of the Initial Blocking Period and ending 30 days thereafter, and (ii) any subsequent 30-day period starting on the day immediately after the end of the previous 30-day period.

7.                                      THIRD PARTY RIGHTS

A person who is not the addressee of or party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this shall not affect any right or remedy of such person which exists or is available independently of that Act.

8.                                      CUSTOMER RELATIONSHIP

The undersigned acknowledges and agrees that the Offeror’s Financial Adviser is not acting for the undersigned in relation to the Offer and will not be responsible to the undersigned for providing protections afforded to its clients or advising the undersigned on any matter relating to the Offer.

9.                                      CONFIDENTIALITY

The undersigned agrees, except as otherwise required by applicable Law, to keep confidential any information concerning the Offer and this Deed unless otherwise publicly disclosed without breach on the undersigned’s part and to comply with the undersigned’s obligations under any applicable Law requiring that the undersigned restrict trading, dealing or other transactions in the Shares and other securities or derivatives in respect of which the Offer, this Deed or the information provided to it is material or price sensitive.

10.                               NOTICES

10.1                        Any notice or other communication in connection with this Deed must be in writing in English and shall be validly given with respect to each of the Offeror and the undersigned if:

10.1.1      delivered by hand to the person listed hereinafter;

10.1.2                  sent by email to the email addresses set out hereinafter; or

10.1.3                  sent by registered mail or an internationally recognized courier company to the address set out hereinafter;

or to such other addressee, fax number or address as a party may notify to the other party in accordance with this Section 10.

If to the Offeror:	Name:	Coca-Cola HBC AG

	Address:	Baarerstrasse 14 CH-6300 Zug Switzerland

	Attention:	Theodoros Rakintzis

	Email:	t.rakintzis@kgdi.gr

If to the undersigned:	Name:

Address:

Attention

Email:
with a copy to:

Email:

10.2                        Any notice shall be effective upon receipt and shall be deemed to have been received:

10.2.1                  at the time of delivery, if delivered by hand or a courier company;

10.2.2                  on the next business day in the place to which it is sent if sent by email; or

10.2.3                  on the fifth business day (in the place to which it is sent) following the date of posting if sent by registered mail.

11.                               MISCELLANEOUS

11.1                        Amendments

No amendment, modification or discharge of this Deed, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the undersigned and the Offeror.

11.2                        Binding Effect; Successors

This Deed shall be binding upon and inure to the benefit of the undersigned and the Offeror and their respective successors and permitted assigns.

11.3                        Severability

Whenever possible, each provision or portion of any provision of this Deed shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Deed is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Deed shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.

[Signature page follows]

In Witness whereof this Deed has been duly executed and delivered as a Deed on the date and year first above written.

EXECUTED as a DEED by)	}

in the presence of:

Witness’s signature:

Address:

Occupation:

Signing Instructions:

(a) This Deed may be executed by a UK incorporated company by: (1) affixing its common seal (subject to any provisions in its articles as regards the attestation and use of the corporate seal); or (2) being signed on behalf of the company by either: (i) two authorised signatories (i.e., director or company secretary), or (ii) a director of the company in the presence of a witness who attests the signature. A party to the transaction cannot be an attesting witness to a signature of this Deed. However, any individual who is not executing transaction documents may witness this Deed in his or her personal capacity; OR

(b) An overseas company may execute this Deed under the laws of England and Wales by: (1) affixing its common seal; (2) in any manner for the execution of documents permitted by the laws of the territory in which the overseas company is incorporated (where applicable foreign laws distinguish between deeds and other documents and require certain formalities for a deed, these formalities should also be followed); or (3) the signature of one or more authorised signatories, provided that such person or persons is or are acting under the authority (express or implied) of the company in accordance with the laws of the territory in which the overseas company is incorporated, and the document is expressed (in whatever form of words) to be executed by the company; OR

(c) A company may appoint an individual as its attorney and that individual may then execute this Deed as attorney for the company (in accordance with the requirements set out above for UK-incorporated or overseas companies, as applicable); OR

(d) An individual may execute this Deed by signing in the presence of a witness who attests their signature. A party to the transaction cannot be an attesting witness to a signature of this Deed. However, any individual who is not executing transaction documents may witness this Deed in his or her personal capacity.

Please attach evidence of signing authority.